UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 21, 2012

Date of Report (Date of earliest event reported)

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 21, 2012, Agenus Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated At Market Sales Issuance Agreement (the “Amended and Restated Sales Agreement”) with MLV & Co. LLC (the “Sales Agent”) to increase the number of shares of Common Stock available for offer and sale under the Company’s existing at-the-market sale arrangement with the Sales Agent to an aggregate of ten million shares.

Pursuant to the Amended and Restated Sales Agreement, sales will be made only upon instructions by the Company to the Sales Agent, and the Company cannot provide any assurances that it will issue any shares pursuant to the Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amended and Restated At Market Issuance Sales Agreement between Agenus Inc. and MLV & Co. LLC, dated December 21, 2012. Filed as Exhibit 1.2 to our Registration Statement on Form S-3, filed as of the date hereof, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: December 21, 2012	By:	/s/ Garo H. Armen
Garo H. Armen Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated At Market Issuance Sales Agreement between Agenus Inc. and MLV & Co. LLC, dated December 21, 2012. Filed as Exhibit 1.2 to our Registration Statement on Form S-3, filed as of the date hereof, and incorporated herein by reference.